UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 10, 2005

CELERITEK, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	0-23576 (Commission File Number)	77-0057484 (IRS Employer Identification No.)

3236 Scott Boulevard
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 986-5060
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     The common stock of Celeritek, Inc., which had been trading on the Nasdaq Stock Market’s National Market under the symbol “CLTK,” was voluntarily delisted from the Nasdaq Stock Market effective July 11, 2005.

     On July 11, 2005, Celeritek issued a press release to announce such delisting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     At a meeting of the Celeritek board of directors held on June 10, 2005, Robert Gallagher, Lloyd Miller, Tamer Husseini and Charles Waite resigned from the board of directors. J. Michael Gullard and Bryant R. Riley remained as the sole members of Celeritek’s board of directors. Mr. Gullard was also appointed to serve as Celeritek’s president and treasurer, and is the sole officer of the company.

Item 8.01 Other Events.

     On July 11, 2005, Celeritek announced it will close its stock transfer books and discontinue recording transfers of its common stock at the close of business on July 22, 2005. Thereafter, certificates representing the common stock will not be assignable or transferable on the books of the company. Any future distributions made by Celeritek will be made solely to the stockholders of record at the final record date, which is the close of business on July 22, 2005.

     A copy of the press release containing such announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated July 11, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.
By:	/s/ J. Michael Gullard
J. Michael Gullard
President and Treasurer

Date: July 11, 2005

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated July 11, 2005